UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2022

Sports Ventures Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39842	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Collins Ave 1901N

Bal Harbour, FL 33154

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 786-650-0074

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one Redeemable Warrant	AKICU	The Nasdaq Stock Market LLC

Class A Ordinary Shares $0.0001 par value	AKIC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	AKICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 7, 2022, the board of directors (the “Board” ) of Sports Ventures Acquisition Corp. (the “Company” ) approved an increase in the size of the Board from four (4) directors to five (5) directors and elected Kevin Hyman as a member of the Board. The Board determined that Kevin Hyman is an “independent director” as defined in the Nasdaq listing standards and applicable rules of the Securities and Exchange Commission. In addition, Kevin Hyman was appointed by the Board to serve as a member of the Audit Committee of the Board to replace Alan Kestenbaum to comply with Nasdaq listing rule 5605.

Kevin Hyman, 61, has served as the Chief Executive Officer of both Pivotal Post and EPS Cineworks, both premier editing equipment rental businesses, since May 2000. Prior to that, he served as the Head of Physical Production of both Focus Features, a division of Universal Pictures, and Miramax, a film production boutique that used to be owned by the Walt Disney Company, from March 1996 to July 2004. From 1989 to 1996, he also served as the Production Executive of Film Finances, a film completion bond company, where he supervised the completion bond process from start to finish, including closing the financing transactions, day to day oversight of production, and following through to delivery. Mr. Hyman received his Bachelor of Science degree with a focus on Accounting from University of Southern California.

 There are no arrangements or understandings between Mr. Hyman, on the one hand, and any other person pursuant to which Mr. Hyman was selected as a director of the Company. There are no family relationships between Mr. Hyman and any of the Company’s other directors or executive officers, or persons nominated or chosen by the Company to become an executive officer or director of the Company.

There are no transactions between the Company and Mr. Hyman that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments, Mr. Hyman has agreed to become a party to certain letter agreement, dated January 5, 2021, by and among the Company, the Company’s directors and officers, and other certain securities holders (the “Letter Agreement”) and entered into a joinder to the Letter Agreement on January 7, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Ventures Acquisition Corp.

	By:	/s/ Alan Kestenbaum
		Name:	Alan Kestenbaum
		Title:	Chief Executive Officer and Chairman of the Board

Dated: January 12, 2022